FORM NO. 1a                                                          Exhibit 3.1



                                    BERMUDA

                            THE COMPANIES ACT 1981

                                    CONSENT


                           Pursuant to Section 6(l)



In exercise of the powers conferred upon him by section 6(l) of the Companies Act 1981, the Minister of Finance hereby gives his consent to:-



                     GlobeNet Communications Group Limited


to be registered as an exempted Company under the Companies Act 1981. subject to the provisions of the said Act.



Dated this 23rd day of June, 1998


                                                            /s/ illegible

                                                            Minister of Finance

FORM NO. 6                                              Registration No. EC25116



                                    BERMUDA



                         CERTIFICATE OF INCORPORATION



I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 25th day of June, 1998

                     GlobeNet Communications Group Limited


was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

                                      Given under my hand and the Seal of the
                                      REGISTRAR OF COMPANIES this 30th day of
                                      June, 1998.


                                      /s/ illegible
                                      ------------------------

                                      for Registrar of Companies

FORM NO. 13



                                    BERMUDA
                            THE COMPANIES ACT 1981

                    NOTICE OF ADDRESS OF REGISTERED OFFICE

                            Pursuant to section 62


Name of Company              GlobeNet Communications Group Limited
                ----------------------------------------------------------------


In accordance with section 62(2) of the Companies Act, 1981, I hereby give notice that the address of the registered office of the above-mentioned Company is -

                      2. Carter's Bay Road
--------------------------------------------------------------------------------

                      Southside, St.David's DD 02
--------------------------------------------------------------------------------

                      P.O. Box DD 141, St. David's DD BX
--------------------------------------------------------------------------------

                                         Signed  /s/ LIN GENTEMANN
                                                --------------------------------

            State whether Director or Secretary  SECRETARY
                                                --------------------------------

                                           Date  23 December 1998
                                                --------------------------------

FORM NO. 7a                                               Registration No. 25116



                                    BERMUDA


                           CERTIFICATE OF DEPOSIT OF
                    MEMORANDUM OF INCREASE OF SHARE CAPITAL


       THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

                     GlobeNet Communications Group Limited
                     -------------------------------------


was delivered to the Registrar of Companies on the 24th day of July, 1998 in accordance with section 45(3) of the Companies Act 1981 ("the Act").


                                        Given under my hand this 10th
                                        day of August, 1998.


                                        /s/ illegible
                                        -----------------------------

                                    for Registrar of Companies


Capital prior to increase:   US  $    12,000.00
                             ------------------
Amount of increase:          US  $10,488,000.00
                             ------------------
Present Capital:             US  $10,500,000.00
                             ------------------

FORM NO. 5                                              Registration No. EC25116



                                    BERMUDA



                           CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF ASSOCIATION AND CONSENT
                            GRANTED BY THE MINISTER


              THIS IS TO CERTIFY that a Memorandum of Association
                                      of

                      GlobeNet Communications Group Ltd.
                      ----------------------------------


and the consent granted by the Minister under section 6(l) of the Companies Act 1981 ("the Act") were delivered to the Registrar of Companies on the 25th day of June, 1998 in accordance with the provisions of section 14(2) of the Act.

                                        Given under my hand this 30th
                                        day of June, 1998.

                                        /s/ illegible

                                    for Registrar of Companies

Minimum Capital of the Company:     US$12,000.00
                                    ------------
Authorised Capital of the Company:  US$12,000.00
                                    ------------

                                                        Registration No.EC25116



                                    BERMUDA


                                 TAX ASSURANCE

WHEREAS the Minister of Finance ("the Minister"), pursuant to section 2 of the Exempted Undertakings Tax Protection Act 1966, is authorised to enter into an arrangement with any exempted undertaking upon application.

WHEREAS such undertakings may be given an assurance that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any tax described herein shall not be applicable to such undertakings or to any of its operations or the shares, debentures or other obligations of the said undertakings.

THEREFORE the Minister, upon application, hereby grants the aforementioned assurance to:


                     GlobeNet Communications Group Limited
                              ("the Undertaking")

PROVIDED THAT this assurance shall not be construed so as to:

(i) prevent the application of any such tax or duty to such persons as are ordinarily resident in these Islands; and

(ii) prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to the land leased to the Undertaking.

THIS TAX ASSURANCE shall be in effect until the 28th day of March, 2016.


                                        Given under my hand this
                                        2nd day of July, 1998.

                                        /s/ Jeremy Cox

                                        Jeremy Cox
                                        Acting Registrar of Companies
                                    for MINISTER OF FINANCE

FORM NO. 5                                              Registration No. EC25116



                                    BERMUDA



                           CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF ASSOCIATION AND CONSENT
                            GRANTED BY THE MINISTER


              THIS IS TO CERTIFY that a Memorandum of Association
                                      of

                      GlobeNet Communications Group Ltd.
                      ---------------------------------

and the consent granted by the Minister under section 6(l) of the Companies Act 1981 ("the Act") were delivered to the Registrar of Companies on the 25th day of June, 1998 in accordance with the provisions of section 14(2) of the Act.

                                        Given under my hand this 30th
                                        day of June, 1998.

                                        /s/ illegible

                                    for Registrar of Companies

Minimum Capital of the Company:     US$12,000.00
                                    ------------
Authorised Capital of the Company:  US$12,000.00
                                    ------------

FORM NO. 2



                                    BERMUDA

                            THE COMPANIES ACT 1981

                         MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES
                            (Section 7(l) and (2))

                           MEMORANDUM OF ASSOCIATION

                                      OF

                     GlobeNet Communications Group Limited

                  (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely:-

     NAME/ADDRESS         BERMUDIAN           NATIONALITY        NO. OF SHARES
                           STATUS                                 SUBSCRIBED



     Somers Corporate
     Services Limited

                          A Bermuda Joint Stock Company             8000

     48 St John's Road
     Pembroke HM 07
     Bermuda

     do hereby respectively agree to take such number of shares as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.

4. The Company has power to acquire or hold land situated in Bermuda required for its business by way of lease or tenancy agreement for a term not exceeding twenty-one (21) years.

5. The authorised share capital of the Company is US$12,000.00 divided into 8000 shares of US$1.50 par value each. The minimum subscribed share capital of the Company is US$12,000.00.

6. The objects for which the Company is formed and incorporated are - See attached Schedule

7. The Company shall have the additional powers as set out in the Schedule annexed hereto.


Signed by the subscriber in the presence of at least one witness attesting the signature thereof -


/s/                                                /s/
_____________________________                      ____________________________

(Subscriber(s)                                     (Witness(es)



SUBSCRIBED this 26th day of May 1998.

                                 THE SCHEDULE

        (referred to in Clause No. 6 of the Memorandum of Association)



(i) To carry on business as a holding company and to acquire and hold shares, stocks, debentures stock, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stock, debentures, and debenture stock, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether in Bermuda or elsewhere, and to vary, transpose, dispose of or otherwise deal with from time to time as may be considered expedient any of the Company's investments for the time being.

(ii) To acquire any such shares and other securities as mentioned in the preceding paragraph by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

(iii) To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of any company or companies now or hereafter incorporated or acquired which may be or may become a company, wherever incorporated, which is or becomes a holding company or a subsidiary of, or affiliated with, the Company within the meanings respectively assigned to those terms in The Companies Act 1981 or, with the prior approval of the Minister of Finance, any company or companies now or hereafter incorporated or acquired with which the Company may be or become associated.

(iv) As set forth in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to The Companies Act, 1981.

                            THE COMPANIES ACT 1981

                                FIRST SCHEDULE

                                                                (Section 11(l))

     A company limited by shares may exercise all or any of the following powers subject to any provision of the law or its memorandum -

1. to carry on any other business capable of being conveniently carried on in connection with its business or likely to enhance the value of or making profitable any of its property or rights;

2. to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the company is authorized to carry on;

3. to apply for register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights;

4. to enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorized to carry on or engage in or any business or transaction capable of being conducted so as to benefit the company;

5. to take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

6. subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of whose shares are held by the company;

7. to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto;

8. to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the dependents or connections of such employees or former employees, and grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects;

9. to promote any company for the purpose of acquiring or taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

10. to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;

11. to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

12. to take land in Bermuda by way of lease or letting agreement for a term not exceeding twenty-one years, being land "bonafide" required for the purposes of the business of the company and with the consent of the Minister granted in his discretion to take land in Bermuda by way of lease or letting agreement for a similar period in order to provide accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

13. except to the extent, if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to the provisions of this Act every company shall have power to invest the moneys of the Company by way of mortgage of real or personal property of every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

14. to construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the company and contribute to, subsidize or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof;

15. to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

16. to borrow or raise or secure the payment of money in such manner as the company may think fit;

17. to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

18. when properly authorized to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

19. to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

20. to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

21. to cause the company to be registered and recognized in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

22. to allot and issue fully-paid shares of the company in payment or part payment of any property purchased or otherwise acquired by the company or for any past services performed for the company;

23. to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

24.  to establish agencies and branches;

25. to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

26. to pay all costs and expenses of or incidental to the incorporation and organization of the company;

27. to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

28. to do any of the things authorized by this subsection and all things authorized by its memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others;

29. to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

     Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.

                            The Companies Act 1981
                                  as amended

                               SECOND SCHEDULE                   (Section 11(2))


A company may by reference include in its memorandum any of the following objects that is to say the business of:

     (a)    [insurance and reinsurance of all kinds;]*

     (b)    packaging of goods of all kinds;

     (c)    buying, selling and dealing in goods of all kinds;

     (d)    designing and manufacturing of goods of all kinds;

     (e) mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;

     (f) exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

     (g) scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

     (h) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

     (i) ships and aircraft owners, managers, operators, agents, builders and repairers;

     (j) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

     (k)    travel agents, freight contractors and forwarding agents;

     (l)    dock owners, wharfingers, warehousemen;

     (m) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

     (n)    all forms of engineering;

     (o) [developing, operating, advising or acting as technical consultants to any other enterprise or business;]*

     (p) farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

     (q) acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

     (r) buying, selling, hiring, letting and dealing in conveyances of any sort;

     (s) employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

     (t) to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and



*[Deleted from Second Schedule as filed under The Companies Act 1981.]

     (u) to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligation of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations or trust or confidence.

                                 THE SCHEDULE

        (referred to in Clause No. 7 of the Memorandum of Association)


(a) To borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, the Company or by the creation and issue of securities.

(b) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or both such methods or in any other manner, the performance of any obligations or commitments, of, and the repayment or payment of the principal amounts of and premiums, interest, dividends and other moneys payable on or in respect or any securities or liabilities of, any person including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary or a holding company of the Company or otherwise associated with the Company.

(c) To accept, draw, make, create, issue, execute, discount, endorse, negotiate bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

(d) To sell, exchange, mortgage, charge, let or rent, share of profit, royalty or otherwise, grant licenses, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities.

(e) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities)or for any other purpose.

(f) To grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependents of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Company considers have any moral claim on the Company or to their relations, connections or dependents, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments toward insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly to further the interests of the Company or of its Members for any national, charitable, benevolent, educational, social, public, general or useful object.

(g) To purchase its own shares in accordance with the provisions of Section 42A of The Companies Act 1981.

(h) To issue preference shares redeemable at the option of the holder, in accordance with the provisions of Section 42 of the Companies Act 1981.